FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made as of the 12th day of May, 2000, by and between ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation having an address at 5025 Swetland Court, Cleveland, Ohio 44143 ("Borrower") and NATIONAL CITY BANK, a national banking association having an address at 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Bank").

RECITALS

A. Borrower and the Bank are parties to a Loan Agreement, dated November 15, 1999 (the "Loan Agreement"), pursuant to which the Bank agreed to make funds, in the principal amount not to exceed Twelve Million Dollars ($12,000,000) available to Borrower upon and subject to the terms and conditions set forth therein.

B. Borrower's obligations under the Loan Agreement are (i) evidenced by Borrower's promissory note in favor of the Bank (the "Note"), dated November 15, 1999, in a principal amount not to exceed Twelve Million Dollars ($12,000,000); and (ii) secured by certain mortgages, assignments or rents and leases and other documents, instruments and agreements executed and delivered by Borrower in favor of the Bank in accordance with the requirements of the Loan Agreement (all of which are collectively referred to as the "Security Instruments"; the Note, the Loan Agreement and the Security Instruments are collectively referred to as the "Existing Loan Documents").

C. Borrower has requested that the Bank amend the Loan Agreement in order to provide, among other things, for an increase in the maximum amount of the borrowings available thereunder to Twenty Million Dollars ($20,000,000), and the Bank has agreed to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Bank agree as follows:

1. Certain Defined Terms. Capitalized terms which are used but are not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Specific Amendments to the Loan Agreement. Borrower and the Bank agree that the Loan Agreement shall be amended, effective as of the date hereof (the "Effective Date") in the following specific respects:

(a) Section 1 of the Loan Agreement is amended by deleting therefrom the definition of the term "Note", and by substituting the following therefor:

"Note" means that certain Substitute Promissory Note, executed and delivered by Borrower in favor of the Bank, evidencing Borrower's indebtedness to the Bank in the principal amount not to exceed Twenty Million Dollars ($20,000,000), as the same may hereafter be modified or amended, together with any and all notes issued in substitution or replacement therefor."

(b) Section 2 of the Loan Agreement is amended by deleting therefrom the phrase "the aggregate principal amount of which shall not, under any circumstances, exceed Twelve Million Dollars ($12,000,000)" and by substituting the following phrase therefor:

"the aggregate principal amount of which shall not, under any circumstances, exceed Twenty Million Dollars ($20,000,000)".

3. Conditions to Amendment. The amendment to the Loan Agreement contemplated by this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) Absence of Default. No Event of Default or event which, with the passage of time or the giving of notice, or both, might mature into an Event of Default, shall have occurred and be continuing under the Loan Agreement or any other Loan Document.

(b) Warranties. The representations and warranties of Borrower under the Loan Agreement shall be true and correct in all material respects on and as of the Effective Date.

(c) Organizational Matters. Borrower shall have delivered to the Bank evidenced reasonably satisfactory to the Bank of (i) the continued existence and good standing of Borrower in the jurisdiction of its organization and in each other jurisdiction in which the failure to retain such status would have a material adverse effect on Borrower; and (ii) that all corporate action necessary in connection with Borrower's execution and delivery of this Amendment and of the Amendatory Loan Documents (hereinafter defined), or with Borrower's performance of its obligations hereunder and thereunder, has been taken and is in full force and effect.

(d) Amendatory Loan Documents. Borrower shall have (i) executed and delivered the Substitute Promissory Note in the form attached hereto as Exhibit A and made a part hereof by this reference; (ii) executed and delivered an Amendment to each existing Mortgage in the form attached hereto as Exhibit B and made a part hereof by this reference (the "Mortgage Amendments"); and (iii) executed and delivered Assignments of Loan Documents in the forms attached hereto as Exhibits C-1, C-2 and C-3 and made a part hereof by this reference (the "Collateral Assignments"; this Amendment, the Substitute Promissory Note, the Mortgage Amendment and the Collateral Assignments are collectively referred to as the "Amendatory Loan Documents").

(e) Recording Certain Amendatory Loan Documents. Each Mortgage Amendment and each Collateral Assignment shall be filed for record in the appropriate real property records, and Borrower shall (at its sole cost and expense) cause the Title Company to (i) endorse each existing Title Policy insuring a Mortgage to reflect, on terms acceptable to the Bank, the effect of the respective Mortgage Amendment upon the Mortgage insured by such Title Policy, and (ii) endorse each loan policy of title insurance issued in favor of Borrower and insuring any of the instruments included as Collateral Loan Documents (as that term is defined in the respective Collateral Assignments) so as to assign each such loan policy of title insurance to the Bank on terms and conditions reasonably acceptable to the Bank.

(f) Other Actions. The Borrower shall take such other actions and deliver to the Bank such other documents, certificates and instruments as the Bank may reasonably request to carry out the intent of this Amendment.

(g) Legality of Transactions. It shall not be unlawful (i) for the Bank to perform any of its obligations hereunder, or (ii) for the Borrower to perform any of its obligations hereunder or under any other Loan Document.

(h) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated hereby and by the other Loan Documents, and all documents and instruments incidental thereto, shall be completed and in full force and effect, and the Bank shall have received such original or certified copies of such instruments as the Bank may reasonably require.

4. Ratification. Borrower warrants and represents to the Bank that (a) immediately prior to the Effective Date, the Loan Agreement and each other Loan Document is in full force and effect and has not been modified, amended or supplemented; and (b) there are no offsets or defenses to any of Borrower's obligations under the Loan Agreement or the other Loan Documents, and no counterclaims which might affect any such obligations. Borrower hereby ratifies and affirms the Loan Agreement (as the same is amended hereby).

5. Miscellaneous.

(a) Expenses; Indemnity. The Borrower agrees to pay all out-of-pocket expenses of the Bank in connection with the preparation, execution and delivery of this Amendment or with the closing of the transactions described herein.

(b) Severability. Any provision of this Amendment or any of the other Loan Documents which is determined by a court of competent jurisdiction to be invalid or unenforceable shall be ineffective to the extent of determination without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Successors. This instrument shall be binding upon and inure tot he benefit of Borrower and the Bank and their respective successors and assigns. Borrower shall not assign its rights or delegate its duties hereunder without the prior written consent of the Bank.

(d) Counterparts. This instrument may be executed in any number of counterparts, and signature pages from any counterpart may be attached to any other. All such counterparts shall together constitute a single agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

NATIONAL CITY BANK

By: /s/ K.M. Goetz

Printed Name: K.M. Goetz

Title: Executive Vice President

ASSOCIATED ESTATES REALTY CORPORATION

Printed Name: Jeffrey I. Friedman

Title: Chief Executive Officer

EXHIBIT A

SUBSTITUTE PROMISSORY NOTE

$20,000,000.00 May ___, 2000

Cleveland, Ohio

THIS PROMISSORY NOTE ("Note") is made as of the date hereof by ASSOCIATED ESTATES REALTY CORPORATION (the "Borrower") to the order of NATIONAL CITY BANK (hereinafter, together with its permitted successors and assigns, called the "Bank").

This Note has been executed and delivered pursuant to a certain First Amendment to Loan Agreement dated of even date herewith, by and between Borrower and the Bank (as so amended, the "Loan Agreement"), and is subject to the terms and conditions of the Loan Agreement, including without limitation those which pertain to the Bank's right to accelerate the maturity of the indebtedness evidenced hereby upon the terms provided therein. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

Borrower, for value received, promises to pay to the order of the Bank, at 1900 East Ninth Street, Cleveland, Ohio 44114, in accordance with the Loan Agreement, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or so much thereof as is advanced by the Bank pursuant to the terms and provisions of the Loan Agreement, together with interest on the unpaid principal amount thereof at the rates and on the dates set forth in the Loan Agreement. All interest under this Note shall be computed on the basis of the actual number of days elapsed over a year consisting of three hundred sixty (360) days. Principal and all remaining accrued interest shall be due and payable on or before October 31, 2000, or as otherwise provided in the Loan Agreement.

The indebtedness evidenced by this Note may be prepaid in whole or in part as set forth in the Loan Agreement.

If any payment of principal or interest is not paid within five (5) days after the same shall first become due and payable, the Bank may charge and collect from Borrower a Late Charge. The Bank may charge interest on the Late Charge at the Default Interest Rate until such time as the required payment of principal and interest is paid hereunder.

If this Note is accelerated pursuant to the Loan Agreement or if an Event of Default with respect to any monetary payment under the Loan Agreement shall have occurred, and during the period in which such Event of Default is continuing, the outstanding principal and all accrued interest shall bear interest at the Default Interest Rate as set forth in the Loan Agreement.

The Borrower, for itself and for all indorsers hereof or any other party which may become liable hereunder (collectively, the "Obligors"): (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, or of any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the Bank of any of Obligors or the failure to act on the part of the Bank or any indulgence shown by Bank from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of the Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the Bank of, or otherwise affect, any of the Bank's rights under this Note, or under any indorsement or guaranty of this Note. The Borrower and all indorsers further agree to reimburse the Bank for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note, the Loan Agreement or any other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to the provisions of law limiting the maximum rate of interest that may be charged or collected by the Bank. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading, in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and all portion of said excess which exceeds the principal balance shall be paid by the Bank to Borrower, it being the intent of the parties hereto that under no circumstances shall Borrower be required to pay any interest in excess of the highest rate permissible under applicable law.

This Substitute Promissory Note is issued in substitution for, and replaces, a Promissory Note from Borrower to the Bank, dated as of November ___, 1999, evidencing an indebtedness in the principal amount not to exceed Twelve Million Dollars ($12,000,000). This Note is not a novation of the instrument for which it is issued in substitution, but represents instead a modification of such instrument reflecting revisions thereto which have been agreed to by Borrower and the Bank.

The provisions of this Note shall be governed by and interpreted in accordance with the laws of the State of Ohio.

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDINGS RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING BANK AND THE UNDERSIGNED. TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year set forth above.

ASSOCIATED ESTATES REALTY CORPORATION

By: /s/ Jeffrey I. Friedman

Jeffrey I. Friedman, Chief Executive Officer

EXHIBIT B

Winchester II

FIRST AMENDMENT TO OPEN-END MORTGAGE AND

SECURITY AGREEMENT AND TO ASSIGNMENT OF

LEASES, RENTS, CONTRACTS, INCOME AND PROCEEDS

THIS FIRST AMENDMENT TO OPEN-END AND SECURITY AGREEMENT AND TO ASSIGNMENT OF LEASES, RENTS, CONTRACTS, INCOME AND PROCEEDS (this "First Amendment") is made as of the _____ day of ____________, 2000, by and between NATIONAL CITY BANK, a national banking association having an address at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Bank") and ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation having an address at 5025 Swetland Court, Cleveland, Ohio 44143 (the "Borrower").

RECITALS

A. The Bank is the owner and holder of (i) that certain Open-End Mortgage and Security Agreement (the "Mortgage"), dated November 15, 1999, executed and delivered by Borrower and encumbering certain improved real property known as "Winchester II", located in Willoughby Hills, Lake County, Ohio, and more particularly described at Exhibit A to the Mortgage (the "Mortgaged Property"), recorded as Instrument No. 990052768 in the real property records of Lake County, Ohio; and (b) that certain Assignment of Leases, Rents, Contracts, Income and Proceeds, also dated November 15, 1999 (the "Assignment"), executed and delivered by Borrower in favor of the Bank and recorded as Instrument No. 990052769 in the real property records of Lake County, Ohio.

B. The Mortgage and the Assignment were executed and delivered by Borrower pursuant to a Loan Agreement, also dated November 15, 1999, by and between Borrower and the Bank (the "Loan Agreement"), as security for the payment and performance of Borrower's obligations under the Loan Agreement and for Borrower's payment to the Bank of the indebtedness evidenced by a promissory note (the "Note") from Borrower to the Bank, dated November 15, 1999, in the principal amount not to exceed Twelve Million Dollars ($12,000,000).

C. Pursuant to a First Amendment to Loan Agreement (the "Amendment Agreement"), dated of even date herewith, Borrower and the Bank have modified and amended the Loan Agreement to provide, among other things, for the increase in the maximum amount of the credit facility available to Borrower thereunder, and Borrower has executed and delivered to the Bank Borrower's Substitute Promissory Note, dated of even date herewith (the "Substitute Note"), evidencing Borrower's indebtedness to the Bank in the principal amount not to exceed Twenty Million Dollars ($20,000,000).

D. The Bank has required, as a condition to its agreement to enter into the Amendment Agreement, that Borrower amend the Mortgage and the Assignment for the purpose of causing the same to secure the entire amount of the credit facility available to Borrower under the Loan Agreement as the same is modified by the Amendment Agreement (as so modified, the Loan Agreement is referred to as the "Amended Loan Agreement").

NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing the Bank to enter into the Amendment Agreement, Borrower and the Bank agree as follows:

1. Certain Defined Terms. Capitalized terms which are used but not defined in this First Amendment shall have the meanings ascribed to such terms in the Mortgage.

2. Specific Amendments to the Mortgage and the Assignment. Borrower and the Bank agree that the Mortgage and the Assignment are, effective as of the date of this First Amendment, amended as follows:

(a) The title to the Mortgage, appearing on the cover page and the initial page of the Mortgage, is changed to read as follows:

"OPEN END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (MAXIMUM PRINCIPAL INDEBTEDNESS NOT TO EXCEED $20,000,000)"

(b) All references in the Mortgage or the Assignment to the "Note" shall be deemed to refer to the Substitute Note, as the same may be modified or amended.

(c) All references in the Mortgage or the Assignment to the "Loan Agreement" shall be deemed to refer to the Amended Loan Agreement, as the same may be modified or amended.

(d) All references in the Mortgage or the Assignment to the "Loan Documents" shall be deemed to refer to the Substitute Note, the Amended Loan Agreement and all other documents, instruments and agreement evidencing or securing the indebtedness evidenced by the Substitute Note or arising under the Amended Loan Agreement.

(e) All references in the Mortgage or the Assignment to the maximum principal amount of the indebtedness secured by the Mortgage or the Assignment (including but not limited to the reference set forth in Section 24 of the Mortgage) are hereby changed from Twelve Million Dollars ($12,000,000) to Twenty Million Dollars ($20,000,000). Without limiting the generality of the foregoing, Borrower and the Bank agree that the Mortgage, as amended hereby, secures the unpaid balance of the loan proceeds which may be advanced after this instrument is delivered for recording; the making of such advances is obligatory on the part of the Bank subject to the terms and conditions set forth in the Amended Loan Agreement. The maximum amount of the unpaid balance of all loan advances (in the aggregate and exclusive of interest thereon and of advances made pursuant to the terms of the Mortgage for the payment of taxes, insurance premiums and for protection of the Mortgaged Property) which may be outstanding at any time is $20,000,000.

(f) All references in the Mortgage or the Assignment to the "Obligations" shall be deemed to refer, collectively, to all of the following: (i) the payment in full of the indebtedness evidenced by the Substitute Note; and (ii) the performance of all of Borrower's obligations under the Amended Loan Agreement and under and pursuant to all documents, instruments and agreements evidencing or securing the indebtedness evidenced by the Substitute Note or arising under the Amended Loan Agreement.

3. Ratification. Borrower represents and warrants to the Bank that as of the date of this First Amendment, the Mortgage and the Assignment remain in full force and effect and have not been modified, amended or supplemented. Borrower hereby ratifies and affirms each of the Mortgage and the Assignment, as the same are modified by this First Amendment, and agrees that as so amended the Mortgage and the Assignment constitute Borrower's valid and binding obligations.

IN WITNESS WHEREOF, Borrower and the Bank have caused this First Amendment to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged ASSOCIATED ESTATES REALTY

in the presence of: CORPORATION

By: /s/ Jeffrey I. Friedman

Printed Name:

Name: Jeffrey I. Friedman

Printed Name: Title: Chief Executive Officer

NATIONAL CITY BANK

By:

Printed Name:

Name: Gary L. Wimer

Printed Name: Title: Senior Vice-President

STATE OF OHIO )

) SS:

COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said State and County, personally appeared Jeffrey I. Friedman, the Chief Executive Officer of ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation, who acknowledged that he executed the foregoing instrument and that the same is his free act and deed, individually and in the foregoing capacity, and the free act and deed of ASSOCIATED ESTATES REALTY CORPORATION.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Cleveland, Ohio, this ___ day of May, 2000.

______________________________________

Notary Public

My commission:_______________________

STATE OF OHIO )

) SS:

COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said State and County, personally appeared Gary L. Wimer, a Senior Vice President of NATIONAL CITY BANK, a national banking association, who acknowledged that he executed the foregoing instrument and that the same is his free act and deed, individually and in the foregoing capacity, and the free act and deed of NATIONAL CITY BANK.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Cleveland, Ohio, this ___ day of May, 2000.

______________________________________

Notary Public

My commission:_______________________

This instrument prepared by:

William K. Smith

Frantz Ward LLP

55 Public Square, 19th Floor

Cleveland, Ohio 44113-1999

EXHIBIT B

Portage Towers

FIRST AMENDMENT TO OPEN-END MORTGAGE AND

SECURITY AGREEMENT AND TO ASSIGNMENT OF

LEASES, RENTS, CONTRACTS, INCOME AND PROCEEDS

THIS FIRST AMENDMENT TO OPEN-END AND SECURITY AGREEMENT AND TO ASSIGNMENT OF LEASES, RENTS, CONTRACTS, INCOME AND PROCEEDS (this "First Amendment") is made as of the _____ day of ____________, 2000, by and between NATIONAL CITY BANK, a national banking association having an address at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Bank") and ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation having an address at 5025 Swetland Court, Cleveland, Ohio 44143 (the "Borrower").

RECITALS

A. The Bank is the owner and holder of (i) that certain Open-End Mortgage and Security Agreement (the "Mortgage"), dated November 15, 1999, executed and delivered by Borrower and encumbering certain improved real property known as "Portage Towers", located in Cuyahoga Falls, Summit County, Ohio, and more particularly described at Exhibit A to the Mortgage (the "Mortgaged Property"), recorded as Instrument No. 54364309 in the real property records of Summit County, Ohio; and (b) that certain Assignment of Leases, Rents, Contracts, Income and Proceeds, also dated November 15, 1999 (the "Assignment"), executed and delivered by Borrower in favor of the Bank and recorded as Instrument No. 54364310 in the real property records of Summit County, Ohio.

B. The Mortgage and the Assignment were executed and delivered by Borrower pursuant to a Loan Agreement, also dated November 15, 1999, by and between Borrower and the Bank (the "Loan Agreement"), as security for the payment and performance of Borrower's obligations under the Loan Agreement and for Borrower's payment to the Bank of the indebtedness evidenced by a promissory note (the "Note") from Borrower to the Bank, dated November 15, 1999, in the principal amount not to exceed Twelve Million Dollars ($12,000,000).

C. Pursuant to a First Amendment to Loan Agreement (the "Amendment Agreement"), dated of even date herewith, Borrower and the Bank have modified and amended the Loan Agreement to provide, among other things, for the increase in the maximum amount of the credit facility available to Borrower thereunder, and Borrower has executed and delivered to the Bank Borrower's Substitute Promissory Note, dated of even date herewith (the "Substitute Note"), evidencing Borrower's indebtedness to the Bank in the principal amount not to exceed Twenty Million Dollars ($20,000,000).

D. The Bank has required, as a condition to its agreement to enter into the Amendment Agreement, that Borrower amend the Mortgage and the Assignment for the purpose of causing the same to secure the entire amount of the credit facility available to Borrower under the Loan Agreement as the same is modified by the Amendment Agreement (as so modified, the Loan Agreement is referred to as the "Amended Loan Agreement").

NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing the Bank to enter into the Amendment Agreement, Borrower and the Bank agree as follows:

1. Certain Defined Terms. Capitalized terms which are used but not defined in this First Amendment shall have the meanings ascribed to such terms in the Mortgage.

2. Specific Amendments to the Mortgage and the Assignment. Borrower and the Bank agree that the Mortgage and the Assignment are, effective as of the date of this First Amendment, amended as follows:

(a) The title to the Mortgage, appearing on the cover page and the initial page of the Mortgage, is changed to read as follows:

"OPEN END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (MAXIMUM PRINCIPAL INDEBTEDNESS NOT TO EXCEED $20,000,000)"

(b) All references in the Mortgage or the Assignment to the "Note" shall be deemed to refer to the Substitute Note, as the same may be modified or amended.

(c) All references in the Mortgage or the Assignment to the "Loan Agreement" shall be deemed to refer to the Amended Loan Agreement, as the same may be modified or amended.

(d) All references in the Mortgage or the Assignment to the "Loan Documents" shall be deemed to refer to the Substitute Note, the Amended Loan Agreement and all other documents, instruments and agreement evidencing or securing the indebtedness evidenced by the Substitute Note or arising under the Amended Loan Agreement.

(e) All references in the Mortgage or the Assignment to the maximum principal amount of the indebtedness secured by the Mortgage or the Assignment (including but not limited to the reference set forth in Section 24 of the Mortgage) are hereby changed from Twelve Million Dollars ($12,000,000) to Twenty Million Dollars ($20,000,000). Without limiting the generality of the foregoing, Borrower and the Bank agree that the Mortgage, as amended hereby, secures the unpaid balance of the loan proceeds which may be advanced after this instrument is delivered for recording; the making of such advances is obligatory on the part of the Bank subject to the terms and conditions set forth in the Amended Loan Agreement. The maximum amount of the unpaid balance of all loan advances (in the aggregate and exclusive of interest thereon and of advances made pursuant to the terms of the Mortgage for the payment of taxes, insurance premiums and for protection of the Mortgaged Property) which may be outstanding at any time is $20,000,000.

(f) All references in the Mortgage or the Assignment to the "Obligations" shall be deemed to refer, collectively, to all of the following: (i) the payment in full of the indebtedness evidenced by the Substitute Note; and (ii) the performance of all of Borrower's obligations under the Amended Loan Agreement and under and pursuant to all documents, instruments and agreements evidencing or securing the indebtedness evidenced by the Substitute Note or arising under the Amended Loan Agreement.

3. Ratification. Borrower represents and warrants to the Bank that as of the date of this First Amendment, the Mortgage and the Assignment remain in full force and effect and have not been modified, amended or supplemented. Borrower hereby ratifies and affirms each of the Mortgage and the Assignment, as the same are modified by this First Amendment, and agrees that as so amended the Mortgage and the Assignment constitute Borrower's valid and binding obligations.

IN WITNESS WHEREOF, Borrower and the Bank have caused this First Amendment to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged ASSOCIATED ESTATES REALTY

in the presence of: CORPORATION

By: /s/ Jeffrey I. Friedman

Printed Name:

Name: Jeffrey I. Friedman

Printed Name: Title: Chief Executive Officer

NATIONAL CITY BANK

By:

Printed Name:

Name: Gary L. Wimer

Printed Name: Title: Senior Vice President

STATE OF OHIO )

) SS:

COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said State and County, personally appeared Jeffrey I. Friedman, the Chief Executive Officer of ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation, who acknowledged that he executed the foregoing instrument and that the same is his free act and deed, individually and in the foregoing capacity, and the free act and deed of ASSOCIATED ESTATES REALTY CORPORATION.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Cleveland, Ohio, this ___ day of May, 2000.

______________________________________

Notary Public

My commission:_______________________

STATE OF OHIO )

) SS:

COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said State and County, personally appeared Gary L. Wimer, a Senior Vice President of NATIONAL CITY BANK, a national banking association, who acknowledged that he executed the foregoing instrument and that the same is his free act and deed, individually and in the foregoing capacity, and the free act and deed of NATIONAL CITY BANK.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Cleveland, Ohio, this ___ day of May, 2000.

______________________________________

Notary Public

My commission:_______________________

This instrument prepared by:

William K. Smith

Frantz Ward LLP

55 Public Square, 19th Floor

Cleveland, Ohio 44113-1999

EXHIBIT C

ASSIGNMENT OF LOAN DOCUMENTS

THIS ASSIGNMENT OF LOAN DOCUMENTS is made as of 12th day of May, 2000, by and between ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation having an address at 5025 Swetland Court, Cleveland, Ohio 44143 ("Assignor"), and NATIONAL CITY BANK, a national banking association having an address at 1900 East Ninth Street, Cleveland, Ohio 44114 (the "Bank").

RECITALS

A. Assignor is the owner and holder of certain promissory notes and other loan documents more particularly described on Schedule 1, attached hereto and made a part hereof by this reference (collectively, the "Collateral Loan Documents").

B. Assignor is justly indebted to the Bank pursuant to an Amended and Restated Promissory Note, dated of even date herewith, in a principal amount not to exceed Twenty Million Dollars ($20,000,000); such Amended and Restated Promissory Note which, together with all modifications and amendments thereto and all notes to be issued in substitution or replacement therefore, is referred to herein as the "Note."

C. Assignor's obligation for the payment of the principal of, and interest upon, the indebtedness evidenced by the Note, together with Assignor's obligations for the performance of its duties and undertakings hereunder, under that certain Loan Agreement by and between Assignor and the Bank originally dated November ___, 1999, and amended by a First Amendment to Loan Agreement, by and between Assignor and the Bank (as so amended, the "Loan Agreement") and under any other document or instrument further evidencing or securing the indebtedness evidenced by the Note (the Note, the Loan Agreement and all such other documents and instruments are collectively referred to as the "Transaction Documents") are referred to as the "Obligations."

NOW THEREFORE, for and in consideration of Ten Dollars and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing the Bank to make the loan evidenced by the Note, Assignor agrees as follows:

1. Assignment. As security for the full and timely payment and performance of all of the Obligations, Assignor hereby assigns all of its right, title, interest and estate in, to and under the Collateral Loan Documents, including without limitation its right to receive all payments due or to become due in respect of any and all indebtedness evidenced or secured by the Collateral Loan Documents, to Assignee.

2. Present and Absolute Assignment. The parties intend that this Assignment shall be a present, absolute and unconditional assignment and shall, immediately upon execution, give the Bank the present and perfected right to enforce the Collateral Loan Documents, to collect all sums which shall become due or payable thereunder and to apply the sums so collected in payment of the principal and interest and all other sums payable in respect of the Obligations. However, the Bank hereby grants to Assignor a limited and conditional license to collect, subject to the provisions set forth below, sums payable under the Collateral Loan Documents as they become due and to enforce the Collateral Loan Documents, so long as there is no Default (as hereinafter defined). For the purposes of this Assignment, "Default" shall mean (a) the occurrence of any Event of Default under and as defined in the Note or any other Transaction Document which shall remain uncured after the expiration of the period of notice or grace applicable thereto under such instrument, or (b) any failure by Assignor to observe or perform any of its covenants or other obligations under this Agreement which shall remain uncured for a period of thirty (30) days or longer after Assignor's receipt of written notice of such failure from the Bank, or any breach by Assignor of any of its warranties or representations under this Assignment..

3. Further Assurances. Assignor will from time to time at the request of the Bank execute any and all instruments reasonably requested by the Bank in order to effectuate this Assignment and to accomplish any of the purposes that are necessary or appropriate in connection with this Assignment, including, without, limitation, specific assignments of any Collateral Loan Document.

4. Rights upon Default. Immediately and automatically upon the occurrence of any Default, and for so long as any Default shall remain uncured, this Assignment shall constitute Assignor's direction to and full authority to each obligor under any Collateral Loan Document to pay all sums being or becoming due or payable thereunder to the Bank without proof of the Default relied upon. Assignor hereby irrevocably authorizes each such obligor to rely upon and comply with any notice or demand by the Bank for the payment to the Bank of any sums due or to become due under any Collateral Loan Document.

5. Representations and Warranties. Assignor warrants and represents to the Bank that: (a) Assignor has furnished true and complete copies of each of the Collateral Loan Documents to the Bank; (b) each of the Collateral Loan Documents is in full force and effect, has not been modified, amended or supplemented, and (to Assignor's knowledge) constitutes the valid and binding obligation of the obligor which is party thereto; (c) Assignor has not waived any obligation or undertaking required to be performed by any obligor under any of the Collateral Loan Documents; (d) there is no breach, default or event of default by any obligor in the observance or performance of any of its obligations under any Collateral Loan Document, and to Assignor's actual knowledge without inquiry or investigation, no fact or circumstance which, with the provision of notice or the passage of time, or both, would constitute a breach, default or event of default under any Collateral Loan Document; and (e) Assignor is the owner and holder of each Collateral Loan Document, free of any right, claim, lien, charge or security interest, and has the full right to assign the Collateral Loan Documents to the Bank as provided herein.

6. Covenants and Agreements. Assignor covenants and agrees that:

(a) Assignor shall not, without the prior written approval of the Bank, amend, supplement or modify any Collateral Loan Document.

(b) Assignor shall not discount any sum accruing under any Collateral Loan Document nor grant any concession in the form of a waiver, release, reduction, discount or other alteration of sums due or to become due thereunder, or in the form of a waiver of any material performance obligation of any Obligor under any Collateral Loan Document.

(c) Assignor shall observe and perform all of its obligations under the Collateral Loan Documents, and shall cause each obligor under the Collateral Loan Documents to observe, perform and comply with its obligations under the Collateral Loan Documents, in each case as and when required by the terms of the Collateral Loan Documents.

(d) Assignor shall not execute any further assignment of any Collateral Loan Document or any interest therein or suffer or permit any such assignment to occur by operation of law.

(e) Assignor shall provide the Bank with true and complete copies of any and all notices and other written communications which may be sent or received by Assignor under any of the Collateral Loan Documents, concurrently with its transmission or receipt thereof.

7. Grants to the Bank. Assignor hereby grants to the Bank the following rights:

(a) The Bank shall be deemed to be the creditor of each obligor under the Collateral Loan Documents in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceeding affecting such obligor (without obligation on the part of the Bank, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).

(b) The Bank may, after the occurrence and during the pendency of any Default, assign Assignor's right, title and interest in the Collateral Loan Documents to any party acquiring the Bank's rights hereunder through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Bank.

(c) The Bank may, upon any failure of Assignor to perform any of its agreements hereunder beyond any applicable grace period, take any action as it may deem necessary or appropriate to protect its security, including, but not limited to, appearing in any action or proceeding in any way affecting or pertaining to any of the Collateral Loan Documents, and Assignor agrees to pay, on demand, all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by the Bank in connection therewith, together with interest thereon at the Default Rate set forth in the Note.

(d) Upon and at all times during the continuance of any Default, the Bank shall have the following rights (none of which shall be construed to be the Bank's obligations):

(i) The Bank shall have the right to apply any sums it recovers pursuant to the terms and provisions of this Assignment to the outstanding balance then owing under the Obligations.

(ii) The Bank shall have the authority to collect any of the indebtedness evidenced or secured by the Collateral Loan Documents and to apply the same against the Obligations in such order and manner as the Bank may, in its discretion, deem to be appropriate, and otherwise to enforce the Collateral Loan Documents, free of any right or claim of Assignor, and to that end Assignor hereby appoints the Bank as Assignor's attorney-in-fact, such authority being coupled with an irrevocable interest, to sign the name of Assignor and to bind Assignor on all papers and documents relating to any Collateral Loan Documents.

All of the foregoing rights and remedies of the Bank are cumulative, and the Bank shall also have, upon the occurrence and during the continuance of any such Default, all other rights and remedies provided under this Assignment under any other Transaction Document, at law or in equity.

8. Rights of the Bank. The Bank may take or release other security, may release any party primarily or secondarily liable for any Obligations, may grant extensions, renewals or indulgences with respect to such Obligations, may amend, modify, or cancel all or any of the terms of the Obligations, and may apply any other security therefor held by the Bank to the satisfaction of such Obligations without prejudice to any of the Bank's rights hereunder. The rights of the Bank to collect the Obligations and to enforce any other security therefor may be exercised prior to, simultaneously with, or subsequent to any action by the Bank hereunder. The failure of the Bank to avail itself of any of the terms, covenants and conditions hereof shall not be construed or deemed to be a waiver of any rights or remedies hereunder. The Bank shall have the full right, power and authority to enforce this Assignment or any of the terms, covenants or conditions hereof, at any time or times that the Bank shall deem fit.

9. Application of Funds. Any and all sums paid to and received by the Bank under or by reason of the Bank's enforcement of any rights or remedies in respect of any Collateral Loan Document, shall be held without allowance of interest, and shall be applied as soon as practicable by it against the Obligations, in such order or sequence as the Bank may deem appropriate pursuant to the terms of the Loan Agreement.

10. No Modifications. No amendment, modification, abridgement, cancellation, or discharge of this Assignment or any term or provision hereof shall be valid without the written consent of Assignor and the Bank.

11. Performance; Release. Upon payment to the Bank of the full amount of the Obligations and upon full compliance by Assignor of all of the terms hereof and of the other Transaction Documents to which Assignor is party, this Assignment shall be void and of no further effect.

12. Binding Effect; Gender. The terms, conditions and covenants of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Whenever used herein, the singular number shall include the plural, and use of any gender shall include all genders.

13. Notices. Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication to be given by any party hereunder shall be in writing and shall be deemed to have been properly given and be effective upon receipt (i) if hand-delivered or if sent by telecopy; (ii) if delivered by overnight courier service or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive the same at its address set forth below or at such other address or to such additional addresses as a party may have so furnished the others. All notices required hereunder shall be in writing and shall be deemed properly served if delivered in person or if sent by registered or certified mail with postage prepaid and return receipt requested or by overnight courier service to the following addresses (or to such other addresses as either party may subsequently designate):

If to the Bank: NATIONAL CITY BANK,

National City Center

1900 East Ninth Street

Cleveland, Ohio 44114

Locator No. 2079

Attn: Gary L. Wimer, Senior Vice President

Real Estate Industries Division

Telecopier: (216) 575-3160

If to Assignor: ASSOCIATED ESTATES REALTY CORPORATION

5025 Swetland Court

Cleveland, Ohio 44143

Attn: Jeffrey I. Friedman, President

With a copy

concurrently to: ASSOCIATED ESTATES REALTY CORPORATION

5025 Swetland Court

Cleveland, Ohio 44143

Attn: Martin A. Fishman, General Counsel

14. Severability. If any provision hereof is determined to be illegal or unenforceable for any reason, the remaining provisions hereof shall not be affected thereby.

15. Acknowledgement and Agreement. By its acceptance of this Assignment, the Bank acknowledges that Assignor contemplates that it may, pursuant to the enforcement of some or all of the Collateral Loan Documents, acquire title to certain real property (the "Affected Property") currently subject to and encumbered by certain of the Collateral Loan Documents and more particularly defined on Exhibit B, attached hereto and made a part hereof by this reference. Without limiting the generality of the foregoing, the Bank agrees by its acceptance hereof that Assignor may acquire fee simple title to the Affected Property if it elects or is compelled to do so under the Option and Put Agreement more particularly described on Schedule 1, without regard to whether, at the time of that acquisition, there may exist an Event of Default hereunder or under any of the other Transaction Documents. Assignor covenants and agrees that in the event that it (or its designee or assignee) shall acquire fee simple title to the Affected Property (whether by enforcement of any of the Collateral Loan Documents, pursuant to the exercise by any party, including Assignor, of any right or option under the aforementioned Option and Put Agreement or otherwise) prior to the payment in full of the indebtedness evidenced by the Note and the satisfaction of all of the Obligations, Assignor shall, concurrently with such acquisition, grant to the Bank a valid, subsisting and paramount first mortgage lien and security interest in and to the Affected Property. Such lien and security interest shall be effected pursuant to documentation which shall be acceptable in form and content to Assignor and the Bank, shall secure the unpaid balance of the Obligations, and shall be insured under an ALTA Form B (amended 10/17/70) loan policy of title insurance naming the Bank as insured, in the amount of the then-unpaid principal balance of the indebtedness evidenced by the Note. Assignor shall provide the Bank with prior written notice of its election to acquire the Affected Property as contemplated in this Section 15; in the event that Assignor's acquisition shall arise in connection with the exercise of any right or option under the Option and Put Agreement, Assignor shall provide the Bank with true and complete copies of all election notices or other written communications sent or received by Assignor under the Option and Put Agreement.

16. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first written above.

Signed and acknowledged ASSOCIATED ESTATES REALTY

in the presence of: CORPORATION

__________________________ By: /s/ Jeffrey I. Friedman

Print Name: ________________ Name: Jeffrey I. Friedman

Title: Chief Executive Officer

_________________________

Print Name:

STATE OF OHIO )

) SS.

COUNTY OF CUYAHOGA )

Before me, a Notary Public in and for said County and State, personally appeared Jeffrey I. Friedman, the President of ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, in the foregoing capacity, and the free act and deed of Associated Estates Realty Corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this _____ day of May, 2000.

__________________________ Notary Public

My Commission: ________________

This instrument prepared by:

William K. Smith, Esq.

Frantz Ward LLP

55 Public Square

19th Floor

Cleveland, Ohio 44113-1999